U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                      SB-2
                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            BIGINNING VENTURES, INC.
                 (Name of small business issuer in its charter)

         NEVADA                      1081                   98-0349089
(State or jurisdiction of     (Primary Standard          (I.R.S. Employer
    incorporation or        Industrial Classification     Identification
     organization)                  Number)                   Number)

                                15490 CLIFF AVE.
                         WHITE ROCK, BC V4B 1V6, CANADA
                                 (604) 594-8034
     (Address and telephone number of principal executive offices and place of business)

                                KENNAN E. KAEDER
                                 ATTORNEY AT LAW
                          110 WEST C STREET, SUITE 1904
                               SAN DIEGO, CA 92101
                              PHONE: (619) 232-6545
                               FAX: (619) 236-8182
                          EMAIL: KENNAN@KKLAWOFFICE.COM
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                    PROPOSED        PROPOSED
TITLE OF EACH CLASS                 MAXIMUM         MAXIMUM
  OF SECURITIES         AMOUNT TO   OFFERING       AGGREGATE         AMOUNT OF
TO BE REGISTERED     BE REGISTERED  PRICE PER   OFFERING PRICE   REGISTRATION FEE
Common                 1,250,000     $ 0.10       $ 125,000         $ 11.50


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            BIGINNING VENTURES, INC.

                                1,250,000 SHARES

                                  COMMON STOCK

                         OFFERING PRICE $0.10 PER SHARE

       This is our initial public offering. We are registering a total of 1,250,000 shares of our common stock at a price of $0.10 per share or privately negotiated prices in a best efforts offering. The minimum purchase is $2,500 for 25,000 shares. Proceeds from this offering will not be placed in an escrow account or similar account.

        INVESTING IN OUR STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

       There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service.

       The offering will remain open for 90 days, unless we decide to cease selling efforts prior to this date. The offering period may also be extended for a period of 90 days.

       We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                 PROCEEDS TO
                                         COMMISSIONS &            COMPANY
              PRICE TO PUBLIC          DISCOUNTS PRIOR TO     PRIOR TO OFFERING
              PAYABLE IN CASH             LEGAL AND             EXPENSES OF
              ON SUBSCRIPTION          ACCOUNTING FEES            $18,031

 Per Share    $      0.10               $     .00                $      .10
 Total        $   125,000               $     .00                $  125,000


       The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                                 BIGINNING, INC.

                      The date of this prospectus is , 2002


                                TABLE OF CONTENTS
                                                                                         PAGE
Prospectus Summary                                                                         1
Risk Factors                                                                               2
Use Of Proceeds                                                                            3
Determination Of Offering Price                                                            4
Dilution                                                                                   4
Plan Of Distribution                                                                       5
Special Note Regarding Forward Looking Statements                                          8
Legal Proceedings                                                                          8
Directors, Executive Officers, Promoters And Control Persons                               8
Security Ownership Of Certain Beneficial Owners And Management                             9
Description Of Securities                                                                 10
Certain Transactions                                                                      12
Business                                                                                  13
Management's Discussion And Analysis Of Financial Conditions And Results Of Operations    19
Legal Matters                                                                             20
Experts                                                                                   21
Available Information                                                                     21
Financial Statements                                                                     F-1


       Until                            , 2002 all dealers that effect
transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

       BIGINNING, INC. was incorporated under the laws of the State of Nevada on May 7, 2001. We have not commenced active business operations.

       We are a pre-exploration stage company. We have acquired a mining lease on aN unpatented lode mineral claims located in northeastern Washoe County, Nevada. A patented lode mineral claim is the highest form of holding a mineral claim. It means that no more assessment work is necessary and that all mineral rights, both surface and underground, are included in the claim. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including gold and other valuable minerals, on our property. There can be no assurance that valuable minerals exist on our property until proper geological testing and analysis is performed.

       Our administrative office is located at 15490 Cliff Avenue White Rock, B.
C. V4B 1V6 Canada, (604) 542-2566. Our Nevada office is located at 50 West Liberty Street, Suite 880, Las Vegas, Nevada, 89501. Our fiscal year end is December 31.

                         SUMMARY FINANCIAL INFORMATION*

                                                               NET LOSS
     ASSETS       LIABILITIES     STOCKHOLDER'S DEFICIT    SINCE INCEPTION

  $   9,591       $   2,500              $  9,591             $  17.409

*
     As of March 31, 2002



                                  THE OFFERING


THE OFFERING

Securities
Offered            1,250,000 shares of common stock.

Offering Price     The shares are offered at $0.10 per share for total gross offering proceeds of $125,000.00.
                   Investors must purchase a minimum of 25,000 shares at a price of $2,500.

Terms Of The       There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our
The Offering       activities. The offering will remain open for 90 days, and an additional 90 days at the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Net Proceeds       $106,969 after payment of offering expenses of $18,031. Net proceeds may be negative if less than
Our Company        the amount necessary to cover the offering expenses is raised.

Use Of
Proceeds           We will use the proceeds to pay for offering expenses, research and exploration. See "Use of Proceeds" on page 3.

                                  RISK FACTORS

       IF THERE ARE NO MINERALS ON OUR PROPERTY YOU COULD LOSE YOUR ENTIRE INVESTMENT. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

       IF WE ARE NOT ABLE TO OPERATE PROFITABLY YOU COULD LOSE YOUR ENTIRE INVESTMENT. Our company was recently organized on May 7, 2001 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2001, the date of our most recent audited financial statement, we had incurred losses of $16,411 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

       AN INVESTMENT IN OUR SHARES IS VERY RISK BECAUSE OUR INDEPENDENT ACCOUNTANTS' AUDIT REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO STAY IN BUSINESS. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

       IF WE DO NOT RAISE ENOUGH MONEY TO IMPLEMENT OUR BUSINESS PLAN YOU COULD LOSE YOUR ENTIRE INVESTMENT. There will be no proceeds available from this offering to fund our business operations unless we sell at least 50% of the securities being offered. If we are unable to sell at least 50% of the of the securities being offered, we will have to find other means with which to finance our operations, such as a private placement of securities or loans. Phase 1 and 2 of our exploration program will cost $94,700. If justified, Phase 3 of our exploration program will cost $121,400. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or a private placement or other sources, for which we presently have no commitments or arrangements.

       YOU MAY NOT BE ABLE TO SELL YOUR SHARES IF A TRADING MARKET DOES NOT DEVELOP. Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

       MANAGEMENT HAS NO EXPERIENCE WITH MINERAL EXPLORATION AND WILL NOT SPEND FULL TIME ON THE BUSINESS WHICH COULD IMPACT OUR ABILITY TO IMPLEMENT OUR OPERATIONS. Our sole employee, shareholder, officer and director is Martin
Lehn. He will not be employed full time, at least initially, as she is involved with other businesses. He will initially spend only 15 to 20 hours per week managing BigInning. He is also our sole employee, shareholder, officer and director has no experience with mineral exploration and mining. Thus, he may not be fully aware of the many specific requirements of working within this industry. His decisions and choices may not take into account standard geologic, engineering or managerial approaches to mineral exploration commonly in use. Consequently, our operations could suffer irreparable harm due to management's lack of experience in this industry.

       IT MAY BE DIFFICULT TO SELL YOUR SHARES BECAUSE WE WILL BE SUBJECT TO THE PENNY STOCK RULES. Our shares will be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. The penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                                 USE OF PROCEEDS

       The net proceeds to us from the sale of the 1,250,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $18,031 for legal, accounting, printing and other costs in connection with the offering.

       The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. As the table depicts, unless we sell at least 50% of the offering, we will not even be able to begin drill site constructions. Further, unless we sell at least 75% of the offering, we will not be able to conduct any drilling exploration at all. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


PERCENT OF TOTAL SHARES OFFERED                  25%       50%       75%        100%
                                                ($)        ($)       ($)         ($)
Shares sold                                    312,500   625,000   937,500   1,250,000
Gross proceeds from offering                    31,250    62,500    93,750     125,000
Less: Offering Expenses                         18,031    18,031    18,031      18,031
Net Offering Proceeds                           13,219    44,469    75,718     106,969
Use of Net Proceeds *
  Geological Mapping + Map Compilation           5,000     5,000     5,000       5,000
  Soil and rock sampling                         3,000     3,000     3,000       3,000
  Geophysical surveys                                      8,000     8,000       8,000
  Bonding for drill program                                5,000     5,000       5,000
  Drill site construction                                  3,000     3,000       3,000
  Drilling (4 holes - 800fta @$15/ft)                               48,000      48,000
  Assay Drill Samples (649 @ $12 each)                                           7,700
  Wages, per diem, vehicle-project geologist                                    10,000
  Reclamation                                                                    5,000
  Working Capital *                              5,219    20,469     3,718      12,269
Total Use of Proceeds                           13,219    44,469    75,718     125,000


* The use of net proceeds describes the expenses that will be incurred in association with Phase 1 and 2 of our business plan. Phase 3 of the business plan will not be implemented until the success of Phase 1 and 2 is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase 1 and 2 until further financing is obtained for Phase 3 assuming further exploration work is warranted.

       Phase 1 and 2 of our exploration program will cost $94,700. If justified, Phase 3 of our exploration program will cost $121,400. If commercially viable mineralization is found, of which there is no assurance, we anticipate additional development costs, depending upon the type of mineralization, the rate of return, the production rate, and the type of mining and ore processing that is utilized.

       We will not be able to conduct meaningful exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 25% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless approximately 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay our offering expenses we will incur further losses. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 1,250,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

       Possible working capital uses include advertising and other ongoing selling, general and administrative expenses to be determined by our executive officers based upon their assessment of our company's needs.

       Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $19,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

       There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

       You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

       Dilution is the difference between the public offering price of $0.10 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

       Our net book value prior to the offering, based on our December 31, 2001 financial statements, was ($16,411) or approximately ($0.006) per common share. Prior to selling any shares in this offering, we had 2,500,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,000. We are now offering up to 1,250,000 shares at $0.10 per share. If all shares offered herein are sold, we will have 3,750,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $90,558 or approximately $0.024 per share. This would result in dilution to investors in this offering of $0.076 per share, or approximately 76% from the public offering price of $0.10 per share. Net tangible book value per share would increase $0.030 per share for our current shareholder.

DILUTION TABLE

       The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

DILUTION TABLE

                                                                       PERCENT OF OFFERING SOLD

                                                         25%           50%            75%            100%
                                                       312,500       625,000        937,500       1,250,000
                                                    SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
Public offering price/share                       $       0.10   $       0.10   $       0.10   $       0.10
NTBV/share prior to offering                      $     (0.006)  $     (0.006)  $     (0.006)  $     (0.006)
Net proceeds*                                     $     13,219   $     44,469   $     75,718   $    106,969
Total shares outstanding                             2,812,500      3,125,000      3,437,500      3,750,000
Increase attributable to new shareholders         $      0.011   $      0.020   $      0.028   $      0.034
Amount of immediate dilution To new shareholders
                                                          110%            86%            78%            72%
Post offering pro forma NTBV/share                $      0.005   $      0.014   $      0.022   $      0.028

COMPARATIVE DATA

       The following table sets forth with respect to existing shareholder and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

COMPARATIVE DATA

                                                 TOTAL CONSIDERATION
                           SHARES PURCHASED                       AVERAGE PRICE
                                                                    PER SHARE
                          NUMBER        PERCENT   AMOUNT    PERCENT
Existing shareholder      2,500,000       67%    $ 25,00      16%     $0.01
New investors*            1,250,000       33%    $125,000     84%     $0.10
Total                     3,750,000      100%    $150,000    100%     $0.04

*
     It is possible we may not sell any of the shares, in which case the proceeds to BigInning will be $0.

                              PLAN OF DISTRIBUTION

GENERAL

       The following discussion addresses the material terms of the plan of distribution.

       We are offering up to 1,250,000 shares of our common stock at a price of $0.10 per share to be sold by Mr. Lehn, our principal executive officer and director. This will be the only method of distribution. BigInning does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The offering will not be sold to officers, directors or affiliates of BigInning. The minimum purchase is 25,000 shares at $.10 per share or $2,500.00.

       Our president, Mr. Lehn, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr, Lehn is deemed not to be a broker for the following reasons:


- He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

- He will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

- He is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.

-     He will restrict his participation to the following activities:

     A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser;

     B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

     C. Performing ministerial and clerical work involved in effecting any transaction.

       As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

       The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. The offering will be sold only to Canadian residents. Consequently, we will not register the offering in any state or rely on any state exemption from registration.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

       There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as market makers for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

       Upon completion of this offering, we will have 3,750,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 1,250,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

       The remaining 2,500,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 2,500,000 will become eligible for sale on May 7, 2002 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price.

Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

       In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

       There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

NO ESCROW OF PROCEEDS

       There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

       In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

       Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

       None of these forward-looking statements refer to exploration, development, production or other anticipated mining activity.

                                LEGAL PROCEEDINGS

       We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

       The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

       There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

NAME OF DIRECTOR     AGE          TERM SERVED                      POSITIONS WITH COMPANY

Martin Lehn           38          Since inception on May 7, 2001    President, Secretary-Treasurer & Director

       Mr.Lehn will serve as management of our company. Mr. Lehn is expected to hold her position with our company until the next annual meeting of shareholders and devote approximately 15 to 20 hours per week to BigInning. Mr. Lehn has no experience or training with mineral exploration or mining.

       From 1995 to the present Mr. Lehn has been the co-owner and operator of The Dugout Baseball Corporation, a baseball and softball technical training facility that also organizes various baseball tournaments and seminars throughout British Columbia. During the same time he has been the co-owner and operator of Okanagan Big League Experience Baseball Corporation, a development camp for baseball coaches and players of all ages. In addition, and also from 1995 to the present, is has been the co-owner and operator of the Oskanagan Big League Experience Softball Corporation, a development camp for softball players of all ages. From 1991 to 1999 he was the president and director of Berkshire International Mining, Ltd. a mineral, oil and gas exploration company in California. Mr. Lehn served on the Bershire board of directors from 1991 until 1999. During this time on the board, the company was involved in diamond exploration projects in the North West Territories of Canada, and the province of Saskatchewan. These projects were exploration oriented only. Following Mr. Lehn's resignation, the company undertook an oil and gas project from the San Joaquin Valley in California. During Mr. Lehn's affiliation with Bershire the company did not reach a production stage of commercial operations and the company was not sold or merged with another business entity. Mr. Lehn did not receive any special compensation, or considerations in stock, stock options or money when he resigned. Mr. Lehn received a Master's Degree In Exercise Science and Health Promotion from Southeastern Louisiana University in 1990. In 1998 he receive a Bachelor of Arts degree in physical education, also from Southeastern Louisiana University.

EXECUTIVE COMPENSATION

       Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

       The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 2001, by Mr. Lehn, our sole executive officer.

                           SUMMARY COMPENSATION TABLE
                          LONG-TERM COMPENSATION AWARDS

NAME AND PRINCIPAL
POSITION                 COMPENSATION-2001       ($)NUMBER OF SHARES
                                               UNDERLYING OPTIONS (#)

                     SALARY          ($)BONUS
Martin Lehn           None             None               None

President

       We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

NAME AND ADDRESS       TITLE        AMOUNT AND NATURE OF      PERCENT   % AFTER
                     OF CLASS        BENEFICIAL OWNERSHIP    OF CLASS  OFFERING
Martin Lehn           Common         2,500,000 shares          100%       67%
15490 Cliff Ave.
White Rock, BC
Canada V4B 1V6

All officers &        Common         2,500,000 shares          100%       67%
directors as
a group (1 person)


       Prior to the sale of any shares in this offering, Mr. Lehn was the only shareholder of BigInning.

                            DESCRIPTION OF SECURITIES

       The 1,250,000 shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock. There is currently no trading market for our stock.

COMMON STOCK

       BigInning is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

       BigInning has reserved from its authorized but un-issued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

PREFERRED STOCK

       BigInning is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

OPTIONS AND WARRANTS

       We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

DIVIDEND POLICY

       We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

TRANSFER AGENT

       We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

PENNY STOCK REGULATION

       Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

       Our articles of incorporation contain provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

       Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and, accordingly, may discourage attempts to acquire us.

       As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

       We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

       In connection with the organization of BigInning, Martin Lehn, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid $25,000.00 cash to purchase 2,500,000 shares of common stock on May 7, 2001.

       BigInning presently has no office facilities but for the time being will use as its business address the office of Mr. Lehn on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

       We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Lehn, will be available for any specific length of time in the future. Mr. Lehn anticipates initially devoting up to approximately 15 to 20 hours per week of her time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Lehn is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

                                    BUSINESS

HISTORY AND ORGANIZATION

       BigInning Ventures, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on May 7, 2001. We have not commenced business operations and we are considered a pre-exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 2,500,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations. The Company has no current plans to conduct a merger, consolidation or other reorganization in the future.

PROPOSED BUSINESS

       On June 30, 2001, we acquired a 20 year mining lease from Larry G. Martin, the owner of an un-patented lode mineral claim, sometimes referred to as the "OOPA Project," located approximately 47 miles northeast of Reno, Nevada and about 7 miles from Nixon, Nevada. The claim area is approximately 20.66 acres. An un-patented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage. THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE PRECIOUS MINERAL DEPOSIT EXISTS IN OUR PROPERTY UNTIL APPROPRIATE GEOLOGICAL EXPLORATION IS DONE AND A FINAL COMPREHENSIVE EVALUATION CONCLUDES THAT THERE IS ECONOMIC AND LEGAL FEASIBILITY TO CONDUCT MINING OPERATIONS.

       The exploration program proposed by BigInning is designed to determine whether mining operations would be economically feasible. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. Some of the factors that would be used by to determine whether to proceed with mining operations would be the data generated by our proposed exploration program. This data will be evaluated to confirm that a mineral deposit is sufficiently defined on three or more sides. Another factor would be investigation into whether a buyer or a market exists for the minerals and the prevailing market price for the minerals.

       A lease for the claims was executed by us with Mr. Martin who is our landlord. Under the terms of the lease, BigInning may extend the initial term of 20 years for one additional period of 20 years provided that all conditions of the lease have previously been met. BigInning has the exclusive possession of the property for mining purposes during the term of the lease.

       Under the terms of the lease, in addition to 4% of the net smelter returns and a perpetual royalty of 0.5% in the event of a buyout, BigInning must pay an annual royalty as follows, of which the first payment of $5,000 has already been made together with a payment of $1,500 on June 24, 2002 to extend the June 30, 2002 anniversary date to December 31, 2002:

                                       ANNIVERSAY DATE               AMOUNT

                                      December 31, 2002          $   10,000.00
                                          June 30, 2003          $   15,000.00
                                          June 30, 2004          $   20,000.00
                                          June 30, 2005          $   25,000.00
                           June 30, 2006 and thereafter          $   50,000.00

       BigInning will renegotiate the lease if unable to make the first payment on June 30, 2002. If BigInning fails to meet the above lease payments, the lease may be terminated if the landlord gives written notice of such default. After receipt of default, BigInning has 15 days to cure the default. In addition, the lease may be terminated if BigInning fails to make federal, state, and county maintenance payments or filing fees at least 15 days prior to due date. In that event, the landlord must notify

BigInning of a possible default. After 10 days, if the default is not cured the landlord may initiate payment on the claims. BigInning will be able to cure this default by reimbursing all federal, state and county payments made by the landlord plus a 20% penalty within 30 days.

       Under applicable federal, state, and county laws and regulations, annual mining claim maintenance or rental fees are required to be paid by BigInning for the un-patented mining claims which constitute all or part of the leased property, beginning with the annual assessment work period of September 1, 2002 to September 1, 2003. BigInning must timely and properly pay the federal, state, and county annual mining claim maintenance or rental fees, and must execute and record or file, as applicable, proof of payment of the federal, state, and county annual mining claim maintenance or rental fees and the landlord's intention to hold the un-patented mining claims. If BigInning does not terminate the agreement before June 1 of any subsequent lease year, BigInning will be obligated either to pay the federal, state, and local annual mining claim maintenance or rental fees for the property due that year or to reimburse the landlord.

       BigInning also has the right to buy out the landlord's interest in exchange for a payment of $5,000,000 from which royalty payments made up to the time of the buyout may be deducted. If a buyout occurs, BigInning must also pay the landlord a perpetual 0.05 % royalty on all minerals recovered from the property.

       The lease may be terminated at any time by BigInning provided that we give written notice 30 days prior to relinquishing the leased property. In the event BigInning desires to terminate the agreement after June 1 of any year, we are responsible for all federal, state, and county maintenance and filing fees for the next assessment year regarding the leased property. In addition, we must deliver to the landlord in reproducible form all data generated or obtained for the leased property, whether factual or interpretive. Finally, we must quitclaim to the landlord all claims located or acquired by us.

       Our business activities to date have been restricted to obtaining a report from our mining engineer, Charles A. Braun, and preparing this offering. Mr. Braun is a registered professional engineer by the state of Colorado. We paid Mr. Braun $250.00 for his report. Mr. Braun's report details the geological and mining history of the claims leased by BigInning, including the land status, climate, geology and mineralization. Mr. Braun has not performed any actual exploration on the property for us. Instead, Mr. Braun has reviewed the available literature on our claims and the surrounding areas.

       Mr. Braun has concluded that based upon previous exploration activity in the area, sufficient evidence exists to warrant further exploration on the leased property which could then lead to actual mining operations. BigInning has leased an un-patented lode mining claims, OOPA #1. This claim is recorded in the Washoe County recorder's office and with the United States Bureau of Land Management (BLM), BLM claim number NMC #823979 with title held by Mr. Martin, our lessor. The land on which the claims are located belongs to the United States Forest Service. All requisite federal and state fees and filings have been paid and are current.

       The OOPA claim is located within a cluster of patented mining claims of third party ownership. As part of our exploration program, Mr. Braun has recommended that neighboring claims be leased by us should the results of Phase 1 and Phase 2 of our exploration program prove favorable. We have not yet estimated the cost of leasing additional claims.

       The property leased by BigInning covers lands credited with sporadic tungston production dating to 1917. Production was intermittent through 1939 but government tungsten purchases from mines in the area continued through 1956. The are was prospected for uranium in the 1950s but no production figures are recorded. In 1976, however, a study did investigate the ground covered by our claim. This investigation identified precious metals and minerals commonly associated with precious metals, including highly anomalous gold values. Mr. Braun believes this would justify a direct target for drilling. This target area has never been followed up since the work performed in 1976. In addition, Mr. Braun believes that other claims in the vicinity of our claim have geologically significant features that trend in the direction of our claim to an extent such as to justify further exploration if sufficient mineralization were discovered on our claim . Consequently, he has concluded that there is a reasonable potential that additional exploration and drilling will outline important mineral reserves.

       This particular property was selected for leasing because we were interested in leasing and/or acquiring a mineral property in Nevada in an area that had not been heavily explored. Through various professional contacts Mr. Lehn learned of the OOPA property and subsequently entered into a mining lease with the claim owner, Mr. Larry Martin who is himself experience in mining. Mr. Martin has a bachelor of science degree in geological engineering from the Colorado School of Mines and over 25 years professional experience in operating gold mines, and exploration properties. In addition, a 1976 hydro-geochemical and stream-sediment survey report authored by Lawrence Livermore Laboratory, referenced in Mr. Braun's technical report, was the initial source of technical information used for selection of the property. Other technical information used include two Nevada Bureau of Mines and Geology publications reviewed by Mr. Braun's in his report. Mr. Braun has also concluded that the exploration potential for metals other than tungsten such as gold, silver, and uranium is minimal and that, historically, precious metal exploration has been limited in this area and there is no evidence of any large scale drilling programs.

       The OOPA #1 is an exploration property. Additional geologic and geophysical work needs to be completed prior to drilling. We plan to conduct our exploration systematically during the proposed phase exploration programs. This type of procedure can limit the capital exposure. After each individual exploration technique within each phase is completed, the decision to further pursue the program is dependant upon results of the completed portions of the program.

       Concerning the local geology, the surface geology is obscured over most of the property. This obstruction can be partially resolved by implementing geophysical exploration techniques. Outcrop exposures are limited but are adequate to confirm alteration of bedrock. The approximate rock sample locations reporting anomalous values of precious metals and geochemical evidence from the Livermore study coincide reasonably with these exposed outcrops. The exposed rock types are similar to those found at a nearby mine and described in detail in Bulletin 70, Geology and Mineral Deposits of Washoe and Storey Counties, Nevada. However, the variability of mineralization and alteration associated with the claim has not been ascertained.

       The primary target areas are in to the northeast and the northwest of the claim. Mr. Braun believes these areas to have the highest potential to host economic grades of precious metals. The zones to date are not well defined and are recommended to have a minimum of geophysical work including but not limited to the following exploration techniques: VLF (Very Low Frequency) utilizing instrument and magnetic surveys utilizing a ground magnetometer. Magnetic highs are anticipated due to intrusive rocks, magnetic lows will aid in defining the more altered zones and more pronounced targets. The VLF surveys will aid in defining the structural trends and possibly variations in associated with the trends.

       Mr. Braun recommends drilling proceed after completion, review, and interpretation of additional geologic mapping, geochemical sampling and geophysical surveys. Proposed drill holes will be permitted to allow for minor revisions of bearing and angle of borehole. This procedure enables the project geologist to review the down the hole geologic information as target depths are intercepted and target each subsequent hole more precisely based on data generated in the field. No professional has yet been selected to conduct the proposed exploration work. The person chosen for this proposed work will be a qualified individual or team of geologist. Management has not yet visited the property.

      Mr. Braun has recommended a three-phase drilling program. The combined total cost for Phase I and Phase II exploration programs have been proposed to total $94,700. It is recommended that the information collected from the two programs be reviewed carefully prior to committing to additional phased programs and prior to releasing assay data or any other interpretative data that would affect negotiations for adjacent fee lands or claims. The geological mapping base (scale 1:2,400) will be expanded along with rock and soil sampling. Geophysical surveys will be conducted simultaneously to alleviate any lag time
between data collection and interpretation.   Four (4) reverse circulation drill
holes (two (2) angle and two (2) vertical are proposed to test depth projections
of targeted structures and structural intersections.   In the event that
promising geologic and assay data were identified prior to the last vertical hole being drilled, the program could be modified to have the last borehole revised to an angle hole.

     PROPOSED EXPLORATION PROGRAM                                  COST
     ----------------------------                                  ----

     PHASE I & PHASE II
     ------------------
     Geological Mapping + Map compilation                          $5,000
     Soil and Rock Sampling                                        $3,000
     Geophysical Surveys                                           $8,000
     Bonding for Drill Program                                     $5,000
     Drill Site Construction                                       $3,000
     Drilling (reverse circulation; 4 holes - 800fta. @ $15/ft)    $48,000
     Assay Drill Samples (640 @ $12 ea)                            $7,700
     Wages, Per Diem, Vehicle - Project Geologist                  $10,000
     Reclamation                                                   $5,000
     ---------------------------------------------------------------------
     TOTAL                                                         $94,700

     PHASE III
     ---------
     Drill Site Construction                                       $4,000
     Drilling (reverse circulation; 4 holes-800 ft. @$15/ft        $48,000
     Drilling (reverse circulation and spot core;
        1 hole-1000 ft. @ $18/ft                                   $18,000
        1 hole-800 ft. @$18/ft                                     $14,400
     Assays (1000 @ $!2 ea)                                        $12,000
     Project Geologist- all expenses                               $15,000
     Reclamation and Bonding                                       $10,000
     ---------------------------------------------------------------------
     TOTAL                                                        $121,400

     Upon completion of Phase 1 and 2, we will determine whether to proceed to Phase 3. Justification for continuing into a Phase 3 program on our property is largely dependent upon drill results from the proposed holes planned during Phase 1 and 2. Leasing adjacent patented claims is important, but failure to do so would not stop the exploration program from continuing to Phase 3. If one or more of the proposed holes drilled in Phase 1 and 2 returns a find of mineralization, a Phase 3 program would be considered. This phase would consist of drilling an additional 6 holes to a depth of 800 to 1,000 feet each and thereafter collect and analyze assays.

LOCATION AND ACCESS

       The OOPA #1 claim is located in northeastern Washoe County, Nevada approximately 47 miles northeast of Reno and approximately 7 miles northeast of Nixon, Nevada. Access from Reno follows Interstate 80 east approximately 25 miles to Wadsworth, Nevada, then approximately 15 miles north along State Highway 34 (the Gerlach Road) to Nixon, Nevada. Following unimproved roads north and northeast of Nixon towards the west flank of Russell Peak for an additional 7 miles accesses the southern extension of the Nightingale mining district and the southern extension of Winnemucca Lake (a dry lake basin) where the claim is located.

CLAIM STATUS



       BigInning has obtained a mining lease on one valid un-patented lode mining claim on file with the United States Bureau of Land Management records in Reno, Nevada in the name of Larry G. Martin. The claims isfiled with the BLM as follows:

CLAIM NAME              BLM SERIAL NUMBER

OOP-1                   NMC 823979

       Rental fees assessed by the BLM are $200.00 annually and intent to hold fees assessed by the State of Nevada are $11.00. These fees have been paid through August 31, 2002. The surrounding land is owned by the United States Forest Service and is open for staking. The land surrounding our claim is public domain administered by the Bureua of Land Management. As of June 19, 2001, the date of Mr. Braun's technical report, no other lode or placer unpatented mining claims had been located. No evidence was found of the recordation of any unpatented mining claims surrounding our claim during examination of mining claim land status at the Bureau of Land Management in Reno, Nevada and at the Washoe County Recorder's office in Reno, Nevada. The legal location of the claim is NE 1 / 4 section 28, T24N, R24E, M.D.M. Nightingale Mining District, Washoe County, Nevada.

COMPETITIVE FACTORS

       The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

REGULATIONS

       We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

       We currently have no permits for exploration or drilling. Exploration drilling, when the decision to do so is made, cannot occur without permission of the BLM. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. The "Notice of Intent" form is available from the BLM. Once the company has decided on its intended exploration program, the BLM will be notified. A Notice of Intent will be submitted for BLM approval. BLM staff will then schedule a field visit with a company representative. BLM may call for adjustments in, say, access or location of drill sites or may approve the plan as is. BLM will call upon wildlife, biology, archaeological and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, the BLM will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits at the conclusion of this offering.

       The initial drill program outlined in Phase 1 and 2 will be conducted on B.L.M. lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1000.00.

       We would be subjected to the B.L.M. rules and regulations governing exploration on federal lands including a draft environmental impact statement or EIS, public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources (potentially valuable cultural artifacts that are more than 50 years old such as cabins that may be located on the property), geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

       We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. BigInning anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance. We are not aware of any existing governmental regulation that might impact going forward with this project. For instance, the claims are not impacted by any type of wilderness or wilderness study designation by the BLM that would prohibit exploration and drilling. However, it is impossible to predict what governmental regulations may be passed in the future.

EMPLOYEES

       Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. BigInning will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. Lehn.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

       At present, we have no employees, other than Mr. Lehn, our president and sole director who has received no compensation for her services. Mr. Lehn does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

LEGAL PROCEEDINGS

       We are not a party to any pending legal proceeding and our property is not the subject of a pending legal proceeding and we are unaware of any threatened legal proceeding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

       We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our business operations.

       Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

       To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

       We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

       There is no historical financial information about our company upon which to base an evaluation of our performance. We are pre-exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

       To become profitable and competitive, we conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

       We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON MAY 7, 2001

       We just recently acquired our first interest in a lode mineral claim. At this time we have not yet commenced the research and/or pre-exploration stage of our mining operations on that property. We have paid $5,000 for a mining lease. As of March 31, 2002 we have experienced operating losses of $17,409. We have also hired Leah Balderson as an administrative assistant, responsible for coordinating the day to day activities of the company while this offering is being registered. These responsibilities included incorporating, general filings such as the SEC form identification, an employer tax identification application and facilitating the communication between management, geologists, attorney, accountants and the stock transfer agent.

PLAN OF OPERATIONS

       Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on May 7, 2001 to May 31, 2001 was $25,000 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.

       BigInning's plan of operations for the next twelve months is to undertake Phase 1 and 2 of the drilling and exploration program. We can commence Phase 1 assuming at least 25% of the offering is sold. However, the total cost of Phase 1 and 2 is estimated to be $94,700 and therefore can not be completed unless approximately 85% the offering is sold. We have no plan to engage in any alternative business if BigInning ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

       Upon completion of Phase 1 and 2, we will determine whether to proceed to Phase 3. The discovery of mineralization during the Phase 1 and 2 program will be sufficient justification to proceed to Phase 3. Phase 3 is designed to further identify areas of mineralization on our claims. In addition, we will may make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

       This offering will only be adequate to finance Phase 1 and 2. Assuming we decide to proceed with Phase 3, we will be required to obtain additional financing. Phase 3 will consist of more extensive drilling of 6 holes averaging 800 to 1000 feet deep to determine the extent, depth and dip of ore discovered in Phase 1 and 2. Assuming only nominal amounts are received from this offering, we will only be able to satisfy our cash requirements for six months to a year and we will either have to revise our business plan before our cease operations. We have no commitments from management or our shareholder to provide financing.

LIQUIDITY AND CAPITAL RESOURCES

       As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Ms. Lehn has paid $25,000 in cash in exchange for 2,500,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of March 31, 2002 we had sustained operating losses of $17,409.

       We will be required to sell at least 20% of this offering before commencing Phase 1 of our planned exploration program. In addition, unless approximately 85% of the offering is sold, we will not be able to complete Phase 1 and 2. Assuming sufficient funds are raised in this offering to complete Phase 1 and 2, we will be able evaluate within the next 12 months whether to proceed with Phase 3. Should we decide to proceed with Phase 3, we will be required to raise approximately $125,000.

       According to the terms or our mining lease as amended, we are obligated by December 31, 2002 to pay a minimum royalty of $10,000. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet this obligation.

                                  LEGAL MATTERS

       The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

       The financial statements of BigInning, Inc. for the period from inception on May 7, 2001 through June 30, 2001 included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

       We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both BigInning and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

       As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider. The Commission's phone number for the Public Reference Room is 1-800-SEC-0330.

       Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing BigInning Ventures, Inc. 154990 Cliff Avenue, White Rock, B.C., Canada V4B 1V6

BIGINNING VENTURES, INC.
[A PRE-EXPLORATION STAGE COMPANY]

FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                PAGE
Independent Auditors' Report                                                                     F-1
Balance Sheet, December 31, 2001                                                                 F-2
Statement of Operations, for the period from inception on May 7, 2001 through December 31, 2001  F-3
Statement of Cash Flows, for the period from inception May 7, 2001 through December 31, 2001     F-4
Statement of Stockholders' Equity, from inception on May 7, 2001 through December 31, 2001       F-5
Notes to Financial Statements                                                                    F-6-8
Balance Sheet, September 30, 2001                                                                F-9
Statement of Operations, for the period from inception on May 7, 2001 through March 31, 2002     F-10
Statement of Cash Flows, for the period from inception May 7, 2001 through March 31, 2002        F-11
Statement of Stockholders' Equity, from inception on May 7, 2001 through March 31, 2002          F-12
Notes to Financial Statements                                                                    F-13

                           [AMISANO HANSON LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
BigInning Ventures Inc.

       We have audited the accompanying balance sheet of BigInning Ventures Inc. (A Pre-exploration Stage Company) as at December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period May 7, 2001 (Date of Incorporation) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of BigInning Ventures Inc. as of December 31, 2001 and the results of its operations and its cash flows for the period from May 7, 2001 (Date of Incorporation) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

       The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                  "AMISANO HANSON"
March 4, 2002                                    Chartered Accountants

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                             (STATED IN US DOLLARS)


                                                                                   2001
                                           ASSETS
Current
  Cash                                                                            $  1,089
  Prepaid expenses                                                                  10,000
                                                                                  $ 11,089
                                        LIABILITIES
Current
  Accounts payable                                                                $  2,500
                                    STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value 10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
100,000,000 shares authorized
2,500,000 shares issued                                                              2,500
Paid in capital                                                                     22,500
Deficit accumulated during the pre-exploration stage                               (16,411)
                                                                                     8,589
                                                                                  $ 11,089
Nature and Continuance of Operations-Note 1
Commitment-Note 3
Subsequent Event-Note 6

                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO DECEMBER 31, 2001
                             (STATED IN US DOLLARS)



                                                MAY 7, 2001
                                         (DATE OF INCORPORATION) TO
                                             DECEMBER 31, 2001
Expenses
  Accounting and legal                         $    5,015
  Bank charges                                        196
  Consulting fees                                   5,000
  Incorporation costs                                 900
  Mineral property costs-Note 3                     5,100
  Office and miscellaneous                            200
Net loss for the period                        $  (16,411)
Basic loss per share                           $    (0.01)
Weighted average number of shares outstanding   2,022,612


                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO DECEMBER 31, 2001
                             (STATED IN US DOLLARS)


                                                MAY 7, 2001
                                                 (DATE OF
                                             INCORPORATION) TO
                                             DECEMBER 31, 2001
Cash Flows from Operating Activities
  Net loss for the period                          $(16,411)
  Changes in non-cash working capital items
    Prepaid expenses                                (10,000)
    Accounts payable                                  2,500
                                                    (23,911)
Cash Flows from Financing Activity
  Capital stock issued                               25,000
Increase in cash during the period                    1,089
Cash, beginning of the period                             -
Cash, end of the period                            $  1,089
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest                                       $      -
    Income taxes                                   $      -


                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO DECEMBER 31, 2001
                             (STATED IN US DOLLARS)




                                                                    DEFICIT
                                                                  ACCUMULATED
                                                                  DURING THE
                                                                PRE-EXPLORATION
                                                                     STAGE
                                          COMMON SHARES
                                                          ADDITIONAL
                                                           PAID-IN
                                                           CAPITAL
                                    NUMBER    PAR VALUE                          TOTAL
Capital stock issued
   For cash-at $0.01               2,500,000  $    2,500  $22,500  $      -   $ 25,000
Net loss for the period                    -           -        -   (16,411)   (16,411)
Balance, as at December 31, 2001   2,500,000  $    2,500  $22,500  $(16,411)  $  8,589




                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
     FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO DECEMBER 31, 2001
                             (STATED IN US DOLLARS)

Note 1 Nature and Continuance of Operations

       The Company is in the pre-exploration stage. The Company has entered into a lease agreement to explore and mine a property located in the State of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

       These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $16,411 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

       The Company was incorporated in Nevada on May 7, 2001 and its fiscal year end is December 31.

Note 2 Summary of Significant Accounting Policies

       The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

       The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

       The Company complies with Financial Accounting Standard Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

Resource Properties

       Costs of lease, acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

Environmental Costs

       Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

       The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

Basic Loss Per Share

       The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

Fair Value of Financial Instruments

       The carrying value of cash, prepaid expenses and accounts payable approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 3     Prepaid Expenses
           ----------------

Prepaid expenses are costs paid for legal services from which the benefit will be derived after December 31, 2001.

Note 4 Mineral Property

       By a lease agreement effective June 30, 2001 the Company was granted the exclusive right to explore and mine the OOPA-1 resource property located in Washoe County of the State of Nevada. The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. Minimum advance royalty payments and performance commitments are as follows:

       Minimum Advance Royalty Payments:

       The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:


-     $5,000 upon execution (subsequently paid)

-     $10,000 on June 30, 2002

-     $15,000 on June 30, 2003

-     $20,000 on June 30, 2004

-     $25,000 on June 30, 2005

-     $50,000 on June 30, 2006 and thereafter

       The Company can reduce the net smelter return to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

       Performance Commitment:

       In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

Note 5 Deferred Tax Assets

       The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting for income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

       The following table summarizes the significant components of the Company's deferred tax assets:

                                                     TOTAL
Deferred Tax Assets
        Non-capital loss carryforward            $   2,461
Valuation allowance for deferred tax asset          (2,461)
                                                 $       -

       The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6 Income Taxes

       No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2001 the Company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $16,411, the benefit of which has not been recorded in the financial statements.

Note 6 Subsequent Event

       Subsequent to December 31, 2001, the Company filed a prospectus with the Securities and Exchange Commission on form SB-2 for the sale and issue of up to 2,500,000 common shares at $0.05 per share. This prospectus is subject to regulatory approval.

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                              INTERIM BALANCE SHEET
                      MARCH 31, 2002 AND DECEMBER 31, 2001
                             (STATED IN US DOLLARS)
                                   (UNAUDITED)

                                                      MARCH 31,  DECEMBER 31,
                                                        2002       2001
                            ASSETS
Current
  Cash                                                $  1,091   $  1,089
  Prepaid expenses                                       8,500     10,000
                                                      $  9,591   $ 11,089
                          LIABILITIES
Current
  Accounts payable                                    $  1,000   $  2,500
  Due to a related party                                 1,000          -
                                                         2,000      2,500
                     STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
100,000,000 shares authorized
2,500,000 shares issued                                  2,500      2,500
Paid in capital                                         22,500     22,500
Deficit accumulated during the pre-exploration stage   (17,409)   (16,411)
                                                         7,591      8,589
                                                      $  9,591   $ 11,089

                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                         INTERIM STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
    AND FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO MARCH 31, 2002
                             (STATED IN US DOLLARS)
                                   (UNAUDITED)





                                                             MAY 7, 2001
                                              THREE MONTHS    (DATE OF
                                                 ENDED     INCORPORATION) TO
                                               MARCH 31,      MARCH 31,
                                                  2002          2002
Expenses
  Accounting and legal fees                    $      856   $  5,871
  Bank charges                                         42        238
  Consulting fees                                       -      5,000
  Incorporation costs                                   -        900
  Mineral property costs                                -      5,100
  Office and miscellaneous                            100        300
Net loss for the period                        $     (998)  $(17,409)
Basic loss per share                           $    (0.00)
Weighted average number of shares outstanding   2,500,000

                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                         INTERIM STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
    AND FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO MARCH 31, 2002
                             (STATED IN US DOLLARS)
                                   (UNAUDITED)





                                                     THREE MONTHS           MAY 7, 2001
                                                         ENDED        (DATE OF INCORPORATION)
                                                    MARCH 31, 2002        TO MARCH 31, 2002
Cash Flows from Operating Activities
  Net loss for the period                          $          (998)  $          (17,409)
  Changes in non-cash working capital items
    Prepaid expenses                                         1,500               (8,500)
    Accounts payable                                        (1,500)               1,000
    Due to a related party                                   1,000                1,000
                                                                 2              (23,909)
Cash Flows from Financing Activity
  Capital stock issued                                           -               25,000
Increase in cash during the period                               2                1,091
Cash, beginning of the period                                1,089                    -
Cash, end of the period                            $         1,091   $            1,091
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest                                       $             -   $                -
    Income taxes                                   $             -   $                -

                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO MARCH 31, 2002
                             (STATED IN US DOLLARS)
                                   (UNAUDITED)

                                                              DEFICIT
                                                            ACCUMULATED
                                                            DURING THE
                                                          PRE-EXPLORATION
                                                               STAGE
                                  COMMON SHARES
                                                   ADDITIONAL
                                                    PAID-IN
                                                    CAPITAL
                              NUMBER     PAR VALUE                        TOTAL
Capital stock issued
For cash-at $0.01            2,500,000  $    2,500  $22,500  $      -   $ 25,000
Net loss for the period              -           -        -   (16,411)   (16,411)
Balance, December 31, 2001   2,500,000       2,500   22,500   (16,411)     8,589
Net loss for the period              -           -        -      (998)      (998)
Balance, March 31, 2002      2,500,000  $    2,500  $22,500  $(17,409)  $  7,591



                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A PRE-EXPLORATION STAGE COMPANY)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
      FOR THE PERIOD MAY 7, 2001 (DATE OF INCORPORATION) TO MARCH 31, 2002
                             (STATED IN US DOLLARS)
                                   (UNAUDITED)

Note 1 Interim Reporting

       While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2001 financial statements.

Note 2 Mineral Property

       By a lease agreement effective June 30, 2001 the Company was granted the exclusive right to explore and mine the OOPA-1 resource property located in Washoe County of the State of Nevada. The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. Minimum advance royalty payments and performance commitments are as follows:

       Minimum Advance Royalty Payments:

       The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:


-     $5,000 upon execution (subsequently paid)

-     $10,000 on June 30, 2002

-     $15,000 on June 30, 2003

-     $20,000 on June 30, 2004

-     $25,000 on June 30, 2005

-     $50,000 on June 30, 2006 and thereafter

       The Company can reduce the net smelter return to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

       Performance Commitment:

       In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

Note 3 Subsequent Event

       Subsequent to March 31, 2002, the Company filed a prospectus with the Securities and Exchange Commission on form SB-2 for the sale and issue of up to 2,500,000 common shares at $0.05 per share. This prospectus is subject to regulatory approval.

                            BIGINNING VENTURES, INC.
                         [AN EXPLORATION STAGE COMPANY]
                                1,250,000 SHARES
                                  COMMON STOCK
                                 $0.10 PER SHARE

                                   PROSPECTUS

                            BIGINNING VENTURES, INC.
                               15490 CLIFF AVENUE
                            WHITE ROCK, B. C. V4B 1V6
                                     CANADA
                                                , 2002

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


1. Article XII of the articles of incorporation of BigInning, filed as Exhibit
3.1 to the Registration Statement.

2. Article XI of the bylaws of BigInning, filed as Exhibit 3.2 to the Registration Statement.

3.  Nevada Revised Statutes, Chapter 78.

       The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making BigInning responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

       The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                     AMOUNT*
                    SEC Registration fee                      $        31.25
                    Blue sky fees and expenses                $     1,000.00
                    Legal fees and expenses                   $    10,000.00
                    Printing and shipping expenses            $     1,000.00
                    Accounting fees and expenses              $     5,000.00
                    Transfer and Miscellaneous expenses       $     1,000.00
                    Total                                     $    18,031.25



*     All expenses are estimated except the Commission filing fee.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

       The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

       In connection with the organization of BigInning, our founding shareholder, Martin Lehn, has paid an aggregate of $25,000 cash to purchase 2,500,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the issuer. As a founding shareholder, these shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

ITEM 27.    EXHIBITS INDEX.

NUMBER         EXHIBIT NAME

1.1          Subscription Agreement*
1.2          Subscription Agreement of Martin Lehn*
3.1          Articles of Incorporation*
3.2          By-Laws*
4.1          Specimen Stock Certificate*
5.1          Opinion Regarding Legality*
10.1         Mining Lease*
10.2         Mining Claim*
10.3         Mining Lease Amendment
23.1         Consent of Amisano Hanson
23.2         Consent of Kennan E. Kaeder*
23.3         Consent of Edward P. Braun*

       All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and by-Laws.

*    Previously Filed

ITEM 28.    UNDERTAKINGS.

       The undersigned registrant undertakes:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i.   Include any prospectus required by section 10(a)(3) of the Securities
Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of White Rock, B.C., on August 6, 2002.

(Registrant)                      BigInning, Inc.
By (signature and title)          /s/   MARTIN LEHN
                                  President


       In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)      /s/   MARTIN LEHN
(title)          Secretary
(date)           August 6, 2002
(signature)      /s/   MARTIN LEHN
(title)          Principal Accounting Officer
(date)           August 6, 2002

INDEX TO EXHIBITS


SEC REFERENCE
   NUMBER          TITLE OF DOCUMENT

1.1          Subscription Agreement*
1.2          Subscription Agreement of Martin Lehn*
3.1          Articles of Incorporation*
3.2          Bylaws*
4.1          Specimen Stock Certificate*
5.1          Opinion Regarding Legality*
10.1         Mining Lease*
10.2         Mining Claim*
10.3         Mining Lease Amendment
23.1         Consent of Amisano Hanson
23.2         Consent of Kennan E. Kaeder*
23.3         Consent of Edward P. Braun*


*     Previously Filed